Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercer Insurance Group, Inc. and Subsidiaries.:
We consent to incorporation by reference in the registration statement (No. 333-123758) on Form S-8 of Mercer Insurance Group, Inc. and subsidiaries of our reports dated March 16, 2006, with respect to the consolidated balance sheets of Mercer Insurance Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Mercer Insurance Group, Inc. and subsidiaries.
Our report dated March 16, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that in conducting management’s evaluation of the effectiveness of Mercer Insurance Group, Inc. and subsidiaries internal control over financial reporting as of December 31, 2005, management has excluded Financial Pacific Insurance Group, Inc. from its assessment of internal control over financial reporting as of December 31, 2005, which was acquired by Mercer Insurance Group, Inc. and subsidiaries in a purchase business combination during fiscal 2005. Financial Pacific Insurance Group, Inc.’s internal control over financial reporting represented total assets and total revenues of $307 million and $16 million, respectively, included in Mercer Insurance Group, Inc. and subsidiaries consolidated financial statements as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of Mercer Insurance Group, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Financial Pacific Insurance Group, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 16, 2006